Exhibit 4.1

FIRST SUPPLEMENTAL INDENTURE

FIRST SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of August 2, 2016, among Cott Corporation, a Canadian corporation (the “Company”), the guarantors listed on the signature pages hereto (the “Guarantors”), BNY Trust Company of Canada, as Canadian co-trustee (the “Canadian Trustee”), and The Bank of New York Mellon, as U.S. co-trustee (the “U.S. Trustee” and together with the Canadian Trustee, the “Trustees” and each, a “Trustee”), under the Indenture referred to below.

W I T N E S S E T H

WHEREAS, Cott Finance Corporation, a Canadian corporation (“Finance Co.”), and the Trustees have heretofore executed and delivered an Indenture, dated as of June 30, 2016 (as amended, supplemented or otherwise modified from time to time, the “Indenture”), providing for the issuance by Finance Co. of its 5.50% Senior Notes due 2024 (the “Notes”).

WHEREAS, Section 4.1(g) of the Indenture requires the Company and the Guarantors to execute a supplemental indenture concurrently with the consummation of the Finance Co. Amalgamation on the Escrow Release Date (the time that the Finance Co. Amalgamation becomes effective being the “Effective Time”).

WHEREAS, pursuant to Section 9.1 of the Indenture, the Issuer and the Trustees are authorized to execute and deliver this Supplemental Indenture to amend or supplement the Indenture, without the consent of any Holder.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company, the Guarantors and the Trustees mutually covenant and agree for the benefit of each other and the equal and ratable benefit of the Holders as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Defined Terms. As used in this Supplemental Indenture, terms defined in the Indenture or in the preamble or recitals hereto are used herein as therein defined. The words “herein,” “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

ARTICLE II

ASSUMPTION AND AGREEMENTS

Section 2.1 As of the Effective Time, the Company hereby assumes the due and punctual payment of the principal of, premium, if any, and interest and Additional Interest, if any, on the Notes, and the due and punctual performance and observance of all other covenants, conditions and other obligations contained in the Indenture on the part of the Issuer or the Company to be performed or observed.

Section 2.2 Notes authenticated and delivered after the execution of this Supplemental Indenture may, and shall if required by the Trustees, bear a notation in form approved by the Trustees as to any matter provided for in this Supplemental Indenture.

Section 2.3 The Company shall succeed to, and be substituted for, and may exercise every right and power of, the Issuer under the Indenture and the Notes, with the same effect as if the Company had been named as “the Issuer” or “Finance Co.” therein.

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ARTICLE III

NOTE GUARANTEES

Section 3.1 As of the Effective Time, the Guarantors named herein hereby agree, jointly and severally with all other Guarantors, to fully, unconditionally and irrevocably Guarantee to each Holder and the Trustees, the Guaranteed Obligations pursuant to Article X of the Indenture and to be bound by all other applicable provisions of the Indenture applicable to “Guarantors.”

ARTICLE IV

MISCELLANEOUS

Section 4.1 Execution and Delivery. This Supplemental Indenture shall be effective upon execution by the parties hereto. The Guarantors agree that the Note Guarantee shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of the Note Guarantee.

Section 4.2 Benefits Acknowledged. The Guarantor’s Note Guarantee is subject to the terms and conditions set forth in the Indenture. The Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by the Indenture and this Supplemental Indenture and that the guarantee and waivers made by it pursuant to its Note Guarantee and this Supplemental Indenture are knowingly made in contemplation of such benefits.

Section 4.3 Ratification of Indenture; Supplemental Indenture Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall not be used to, and is not intended to, interpret any other indenture (other than the Indenture), supplemental indenture, loan or credit agreement of the Issuer, the Guarantors or any of the Company’s Subsidiaries. Any such indenture, supplemental indenture, loan or credit agreement may not be used to interpret this Supplemental Indenture. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

Section 4.4 Severability. In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability.

Section 4.5 Parties. Nothing expressed or mentioned herein is intended or shall be construed to give any Person, firm or corporation, other than the Holders, the Trustees and the Agent, any legal or equitable right, remedy or claim under or in respect of this Supplemental Indenture or the Indenture or any provision herein or therein contained.

Section 4.6 Governing Law. This Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York.

Section 4.7 Waiver of Jury Trial. THE COMPANY, THE GUARANTORS AND THE TRUSTEES HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS SUPPLEMENTAL INDENTURE, THE NOTES OR THE NOTE GUARANTEES AND FOR ANY COUNTERCLAIM THEREIN.

Section 4.8 Counterparts. The parties hereto may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

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Section 4.9 Headings. The headings of the Articles and the Sections in this Supplemental Indenture are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

Section 4.10 The Trustees and the Agent. Each of the Trustees and the Agent makes no representation or warranty as to the validity or sufficiency of this Supplemental Indenture or with respect to the recitals contained herein, all of which recitals are made solely by the other parties hereto.

[SIGNATURE PAGES FOLLOW]

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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

COTT CORPORATION, as Issuer

By:	/s/ Marni Morgan Poe
Name:	Marni Morgan Poe
Title:	Vice President, General Counsel and Secretary

[Signature Page to Supplemental Indenture]

GUARANTORS:

1702922 ONTARIO LIMITED
4368479 CANADA LIMITED
156775 CANADA INC.
2011438 ONTARIO LIMITED
804340 ONTARIO LIMITED
967979 ONTARIO LIMITED
AQUATERRA CORPORATION
CAROLINE LLC
CLIFFSTAR LLC
COTT BEVERAGES INC.
COTT HOLDINGS INC.
COTT VENDING INC.
DS CUSTOMER CARE, LLC
DS SERVICES OF AMERICA, INC.
INTERIM BCB, LLC

By:	/s/ Marni Morgan Poe
Name:	Marni Morgan Poe
Title:	Secretary

[Signature Page to Supplemental Indenture]

AIMIA FOODS EBT COMPANY LIMITED
AIMIA FOODS GROUP LIMITED
AIMIA FOODS HOLDINGS LIMITED
AIMIA FOODS LIMITED
CALYPSO SOFT DRINKS LIMITED
COOKE BROS HOLDINGS LIMITED
COOKE BROS. (TATTENHALL), LIMITED
COTT (NELSON) LIMITED
COTT BEVERAGES LIMITED
COTT DEVELOPMENTS LIMITED
COTT EUROPE TRADING LIMITED
COTT LIMITED
COTT NELSON (HOLDINGS) LIMITED
COTT PRIVATE LABEL LIMITED
COTT RETAIL BRANDS LIMITED
COTT UK ACQUISITION LIMITED
COTT VENTURES LIMITED
COTT VENTURES UK LIMITED
MR FREEZE (EUROPE) LIMITED
STOCKPACK LIMITED
TT CALCO LIMITED

By:	/s/ Matthew Vernon
Name:	Matthew Vernon
Title:	Director

[Signature Page to Supplemental Indenture]

COTT LUXEMBOURG
COTT BEVERAGES LUXEMBOURG S.A.R.L.

By:	/s/ Matthew Vernon
Name:	Matthew Vernon
Title:	Class A Manager

CARBON LUXEMBOURG S.A.R.L.

By:	/s/ Matthew Vernon
Name:	Matthew Vernon
Title:	Class B Manager

CARBON HOLDINGS CO B.V.

By:	/s/ Shane Perkey
Name:	Shane Perkey
Title:	Managing Director A

By:	/s/ Daniel W.G. Kwantes
Name:	Daniel W.G. Kwantes
Title:	Managing Director B

CARBON ACQUISITION CO B.V.

By:	/s/ Shane Perkey
Name:	Shane Perkey
Title:	Managing Director A

By:	/s/ Daniel W.G. Kwantes
Name:	Daniel W.G. Kwantes
Title:	Managing Director B

[Signature Page to Supplemental Indenture]

BNY TRUST COMPANY OF CANADA,
as Canadian Trustee

By:	/s/ James Briggs
Name:	James Briggs
Title:	Vice President

THE BANK OF NEW YORK MELLON,
as U.S. Trustee

By:	/s/ James Briggs
Name:	James Briggs
Title:	Vice President

[Signature Page to Supplemental Indenture]